Exhibit (a)(1)(E)
WEX INC.

Offer to Purchase for Cash
Shares of its Common Stock for an Aggregate Purchase Price
of Not More Than $750 Million
at a Per Share Purchase Price Not Less Than $148.00 Per Share
Nor Greater Than $170.00 Per Share
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON MARCH 25, 2025,
UNLESS THE OFFER IS EXTENDED OR TERMINATED
(SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).
February 26, 2025
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated February 26, 2025 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by WEX Inc., a Delaware corporation (the “Company,” “WEX,” “we,” “our” or “us”), to purchase for cash shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) at a price not less than $148.00 nor greater than $170.00 per share, upon the terms and subject to the conditions described in the Offer. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.
Upon the terms and subject to the conditions of the Offer, the Company will determine a single price per share (the “Purchase Price”), which will be not less than $148.00 nor greater than $170.00 per share, that the Company will pay for shares of Common Stock validly tendered in the Offer and not validly withdrawn, taking into account the total number of shares of Common Stock tendered and the prices specified, or deemed specified, by tendering stockholders. The Purchase Price will be the lowest purchase price, not less than $148.00 nor greater than $170.00 per share, that will enable the Company to purchase the maximum number of shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price not exceeding $750 million (or a lower amount depending on the number of shares of Common Stock validly tendered and not validly withdrawn). All shares of Common Stock acquired in the Offer will be acquired at the Purchase Price, including those shares tendered at a price lower than the Purchase Price. Only shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be eligible for purchase in the Offer. Shares validly tendered at a price that is greater than the Purchase Price will not be purchased. Upon the terms and subject to the conditions of the Offer, if shares having an aggregate purchase price of less than $750 million are validly tendered and not validly withdrawn, the Company will buy all shares validly tendered and not validly withdrawn.
If more than $750 million in value of shares are tendered in the Offer, the Company has reserved the right, in its sole discretion, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2% of its outstanding shares without extending the Expiration Time. In addition, the Company has reserved the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.
Because of the proration, “odd lot” priority and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the Purchase Price may not be purchased if more than the number of shares having an aggregate purchase price of $750 million are validly tendered at or below the Purchase Price and not validly withdrawn. Shares not purchased in the Offer will be returned to the tendering stockholders promptly after the Expiration Time.

If the terms and conditions of the Offer have been satisfied or waived and acquiring all shares validly tendered at or below the Purchase Price, and not validly withdrawn prior to the Expiration Time, would result in an aggregate purchase price of more than $750 million, we will purchase shares of Common Stock in the following order of priority:
•
First, all shares owned in “odd lots” (less than 100 shares) that have been validly tendered at or below the Purchase Price and not validly withdrawn prior to the Expiration Time (tenders of less than all of the shares owned by an odd lot holder will not qualify for this preference);

•
Second, all other tendered shares (other than conditionally tendered shares for which the condition was not satisfied) validly tendered at or below the Purchase Price (and not validly withdrawn prior to the Expiration Time), on a pro rata basis if necessary, with appropriate adjustments to avoid the purchase of fractional shares, until we have purchased shares resulting in an aggregate purchase price of $750 million; and

•
Third, if necessary to permit us to purchase shares having an aggregate purchase price of $750 million, such shares conditionally validly tendered at or below the Purchase Price (and not validly withdrawn prior to the Expiration Time) for which the condition was not initially satisfied, to the extent feasible, by random lot (to be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares).

It is therefore possible that some or all of the shares you tender will not be purchased. See Sections 1 and 6 of the Offer to Purchase.
We are the holder of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.
Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:
1. You may tender your shares at prices not less than $148.00 nor greater than $170.00 per share, in increments of $1.00, as indicated in the attached Instruction Form, less any applicable withholding tax and without interest. Alternatively, you may tender your shares at the Purchase Price determined by WEX in accordance with the terms of the Offer by checking the appropriate box on the Instruction Form.
2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.
3. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to the completion of the financing to fund the Offer and other conditions set forth in the Offer to Purchase and the related Letter of Transmittal.
4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on March 25, 2025, unless the Offer is extended or terminated.
5. The Offer is for up to $750 million in value of shares of Common Stock. Assuming that the Offer is fully subscribed, if the Purchase Price is determined to be $148.00 per share, the minimum potential Purchase Price under the Offer, the approximate number of shares that will be purchased under the Offer is 5,067,567, which represents approximately 13.1% of the issued and outstanding shares of Common Stock as of February 24, 2025. Assuming that the Offer is fully subscribed, if the Purchase Price is determined to be $170.00 per share, the maximum potential Purchase Price under the Offer, the approximate number of shares that will be purchased under the Offer is 4,411,764, which represents approximately 11.4% of the issued and outstanding shares of Common Stock as of February 24, 2025.
6. If you wish to tender shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender shares. We must submit separate Letters of Transmittal or Agent’s Messages on your behalf for each price at which you are tendering shares, provided, however, that the same shares cannot be tendered at more than one price, unless previously validly withdrawn. See Section 3 of the Offer to Purchase.

7. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the shares that you own at or below the Purchase Price prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for payment before any proration of the purchase of other tendered shares.
8. If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.
9. Any tendering stockholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary (or other applicable withholding agent) the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal may be subject to United States federal income tax backup withholding of 24% of the gross proceeds paid to the stockholder or other payee pursuant to the Offer, unless such stockholder or other payee establishes that such stockholder or other payee is exempt from backup withholding. In order to avoid backup withholding, any tendering stockholder or other payee who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must provide an appropriate IRS Form W-8, attesting to such stockholder’s or other payee’s exemption from backup withholding, unless such stockholder or other payee otherwise establishes an exemption from backup withholding. The appropriate IRS form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.
If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.
If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on March 25, 2025, unless the Offer is extended or terminated.
The Company is not making the Offer to, and will not accept any tendered shares from, stockholders in any jurisdiction where it would be illegal to do so. However, the Company will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as defined in the Offer to Purchase) or by one or more registered brokers licensed under the laws of such jurisdiction.
ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE DEALER MANAGER (AS DEFINED IN THE OFFER TO PURCHASE) THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE) OR THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) MADE, AND THEY ARE NOT MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO

PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSE AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.
INSTRUCTION FORM WITH RESPECT TO
WEX INC.

Offer to Purchase for Cash
Shares of its Common Stock for an Aggregate Purchase Price
of Not More Than $750 Million
at a Per Share Purchase Price Not Less Than $148.00 Per Share
Nor Greater Than $170.00 Per Share
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 26, 2025 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by WEX Inc., a Delaware corporation (the “Company,” “WEX,” “we,” “our” or “us”), to purchase for cash shares of the Company’s Common Stock, par value $0.01 per share, at a price not less than $148.00 nor greater than $170.00 per share, upon the terms and subject to the conditions described in the Offer.
The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.
In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company, the Depositary or any other withholding agent takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility, except with respect to certain stock transfer taxes as described in Section 5 of the Offer to Purchase. In that regard, the undersigned authorizes the Depositary or other applicable withholding agent to withhold all applicable Tax Items that the Depositary or other withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.
The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of Common Stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of the Company’s Common Stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.
Number of shares to be tendered by you for the account of the undersigned:       shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL)
☐
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Offer,” the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$148.00	☐	$156.00	☐	$164.00
☐	$149.00	☐	$157.00	☐	$165.00
☐	$150.00	☐	$158.00	☐	$166.00
☐	$151.00	☐	$159.00	☐	$167.00
☐	$152.00	☐	$160.00	☐	$168.00
☐	$153.00	☐	$161.00	☐	$169.00
☐	$154.00	☐	$162.00	☐	$170.00
☐	$155.00	☐	$163.00

OR
(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)
☐
By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Shares Tendered at Price Determined by Stockholder,” the undersigned is tendering shares and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE UNDER THE OFFER OF $148.00 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE UNDER THE OFFER OF $148.00 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS
(See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)
Under certain conditions, stockholders holding fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):
☐	at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or
☐	at the price per share indicated above in the section captioned “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 6 of the Letter of Transmittal)
A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.
☐	The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares.
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:
☐	The tendered shares represent all shares held by the undersigned.
EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE THE FORM BELOW
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Signature(s):
Name(s):
(Please Type or Print)
Taxpayer Identification or Social Security Number:
Address(es):
Zip Code(s):
Daytime Area Code and Telephone Number:
Dated:    , 2025